                               COMMON STOCK OPTION

                               NORSTAR GROUP, INC.
                              (a Utah Corporation)

         FOR VALUE RECEIVED, NORSTAR GROUP, INC. (the "Company") hereby grants to Wilbur Stakes (the "Holder"), subject to the terms and conditions hereinafter set forth, the option to purchase an aggregate of THREE HUNDRED SEVENTY FIVE THOUSAND (375,000) shares of common stock, par value $.01 (the "Common Stock") of the Company at an exercise price of $0.40 per share, subject to adjustment as provided in Section 5 below.

         1. This Option may be exercised by the holder hereof, in whole or in part (but not as to a fractional share), by the presentation and surrender of this Option with the form of Election to Purchase duly executed, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), together with payment of the exercise price by cash, certified check, cashier's check or wire transfer. The Company shall deliver to the holder, as promptly as practicable, certificates representing the shares being purchased; and, in case of exercise hereof in part only, the Company upon surrender hereof, will deliver to the holder a new Option Certificate or Option Certificates of like tenor entitling the holder to purchase the number of shares as to which this Option has not been exercised.

         2. Nothing contained herein shall be construed to confer upon the holder of this Option, as such, any of the rights of a shareholder of the Company.

         3. The Company shall not issue certificates representing fractions of shares of Common Stock upon the exercise of this Option, but shall make a cash payment for any fractional share based on the market price of the Common Stock on the date of exercise, which shall be the closing sale price on the principal exchange on which the Common Stock is traded; or if not traded on any exchange, then the representative closing bid price in the over-the-counter market. All calculations under this Section 3 and under Section 5 shall be made to the nearest cent or shares, as the case may be.

         4. This Option is exchangeable, upon its surrender by the holder at the office of the Company referred to in Section 1 above, for new Options (containing the same terms as this Option) each representing the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender (but not exceeding in the aggregate the remaining number of shares of Common Stock which may be purchased hereunder). Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Option), the Company will issue to the holder a replacement Option (containing the same terms as this Option). As used herein, "Option" shall include all new Options issued in exchange for or replacement of this Option.

         5. If the Company shall pay a dividend in shares of its Common Shares, subdivide (split) its outstanding shares of Common Stock, combine (reverse split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or other securities of the Company, or distribute to holders of its Common Stock any securities of the Company or of another entity, the number of shares of Common Stock or other securities the holder hereof is entitled to purchase pursuant to this Option immediately prior thereto shall be adjusted so that the holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which he or she would have owned or would have been entitled to receive after the happening of any of the events described above had this Option been exercised immediately prior to the happening of such event, and the exercise price per share shall be correspondingly adjusted; provided, however, that no adjustment in the number of shares and/or the exercise price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such number and/or price; and provided further, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. The holder of this Option shall be entitled to participate in any subscription or other rights offering made to holders of the Company's Common Stock to the extent he or she would have been entitled had this Option been exercised in the full number of shares as to which this Option remains unexercised immediately prior to the record date for such rights offering. If the Company is consolidated or merged with or into another corporation or if all or substantially all of its assets are conveyed to another corporation this Option shall thereafter be exercisable for the purchase of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Option immediately prior to such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Option to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock the holder of this Option is entitled to purchase) shall thereafter by applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Option. Upon any adjustment of the number of shares of Common Stock or other securities the holder of this Option is entitled to purchase, and of any change in exercise price per share, then in each such case the Company shall give written notice thereof to the then registered holder of this Option at the address of such holder as shown on the books of the Company, which notice shall state such change and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Each such notice shall be accompanied by a statement of the firm of independent certified public accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.

         6. If at any time:

         (a) The Company shall declare a dividend or other distribution on its Common Stock payable otherwise than in cash at the same rate as the immediately preceding regular dividend or in Common Stock; or

         (b) The Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

         (c) There shall be any plan or agreement of reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

         (d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall give to the registered holder of this Option at the address of such holder as shown on the books of the Company, at least ten (10) days prior to the applicable record date or dates, a written notice summarizing such action or event and stating the record date or dates for any such dividend or rights (or if a record is not to be taken, the date or dates as of which the holders of Common Stock of record to be entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date or dates as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for securities of other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

         In Witness Whereof, the Company has caused this Option to be signed by its duly authorized officers on the 17 day of April, 2000.

                                       NORSTAR GROUP, INC.


                                       By: /s/ Harry DiFrancesco
                                           --------------------------------
                                           Harry DiFrancesco, President

Attest:

/s/ Andrew Peck
---------------------------
Andrew Peck, Secretary

                              ELECTION TO PURCHASE

To:      Norstar Group, Inc.

         The undersigned hereby irrevocably elects to exercise the attached Option to the extent of ______ shares of the Common Stock of Norstar Group, Inc. The undersigned requests that the certificate or certificates for such shares be issued in the name of and delivered as follows:

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
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Address:
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